Exhibit 99.1

Myers Industries Announces Sonal P. Robinson as New Chief Financial Officer

Robinson brings 30-years of financial and business strategy experience

Joins as Executive Vice President of Finance; Will assume Chief Financial Officer role in March 2021

January 27, 2021, Akron, Ohio—Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel, and under-vehicle service industry, today announced that it has named Sonal P. Robinson as Executive Vice President of Finance. Ms. Robinson will oversee the Company’s finance, accounting, tax, treasury, and investor relations functions beginning February 1, 2021, and will assume the role of Executive Vice President and Chief Financial Officer in March 2021.

“Sonal has a rich history and proven track record of providing strong leadership in transformational environments,” said Mike McGaugh, President and Chief Executive Officer of Myers Industries. “Specifically, her strategic experiences in capital markets, mergers and acquisitions, and investor relations align very well with the strategy and focus for Myers. I am delighted to welcome her to our team”.

McGaugh continued, “I would like to thank Dan Hoehn, who served as our Interim Chief Financial Officer since September 2020, for his work in helping Myers execute our strategic vision. Dan will return to his previous role as Vice President and Corporate Controller in March 2021.”

Ms. Robinson added, “I am very excited to join the team at Myers Industries. Mike has a compelling vision for the future, and I look forward to partnering with him and the broader leadership team to drive and execute our strategy. We have a tremendous opportunity to accelerate growth, continue building out the “One Myers” culture, and position the Company to deliver long-term shareholder value.”

Robinson brings over 30 years of financial and operational expertise to the role. She joins Myers following a 27-year tenure at The J.M. Smucker Company, a publicly traded leading consumer packaged goods company. Most recently at Smucker, she served as Vice President and Treasurer. Robinson’s prior roles included Vice President, Finance for the U.S. Retail Coffee segment and Vice President, Investor Relations. She holds a Bachelor of Science in Business from Miami University in Oxford, Ohio, and is a Certified Public Accountant.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

Source: Myers Industries, Inc.